Exhibit 16
                                                                  ----------


                        [Price Waterhouse LLP Letterhead]




May 19, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4(a) of Form 8-K of U.S. Industries, Inc. with the earliest event report date of May 12, 1998 and are in agreement with the statements contained in paragraphs 1, 2, 4 and 5 of such item on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                     /s/  Price Waterhouse LLP



                                     6 of 6